UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Calumet Specialty Products Partners, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive, Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices and zip code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-128880 (if applicable).
Securities to be registered pursuant to Section 12(b) of the Act: None.
Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Units Representing Limited Partner Interests	NASDAQ Stock Market

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of common units representing limited partner interests in Calumet Specialty Products Partners, L.P. (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-128880) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on October 7, 2005. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-128880), initially filed with the Securities and Exchange Commission on October 7, 2005 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (included as Appendix A to the Prospectus and including specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	CALUMET GP, LLC, its General Partner

By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Vice President and Chief Financial Officer
Date: January 18, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-128880), initially filed with the Securities and Exchange Commission on October 7, 2005 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (included as Appendix A to the Prospectus and including specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).